UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

333-214643	47-3278534
(Commission File No.)	(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418 SAN CLEMENTE, CA 92672
(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 7.01.	Regulation FD Disclosure.

The Company has received questions regarding the Company’s operations. The Company felt it was appropriate to answer the questions through an 8-K instead of emailing the individuals directly.

Q1. When will Company announce the dividend rate?

A1. The company will announce the dividend rate by August 23, 2017.

Q2. When will the Company provide additional information on the first phase of expansion?

A2. The company is currently in discussions regarding the leasing of additional greenhouse space. Part of the discussion centers around the new regulatory environment for 2018. The Company’s goal is to become one of the largest cultivation entities in California with the ultimate objective of becoming an acquisition target once the federal ban is lifted. As such, the Company’s current discussions include not only the first phase of expansion but the expansion phases after that as well. Beginning in 2018, all cultivation and manufacturing licensees will be required to send their products to a licensed distributor who can then pass them to dispensaries. Licensed cultivation and manufacturing facilities may not apply for a license as a distributor.  As such, the company is also in the process of establishing relationships with entities that will be filing for distributor licenses. This proactive approach will facilitate our growth at a much faster pace over the long term.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunset Island Group

Dated: August 18, 2017	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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